                                                                EXHIBIT 99(a)(6)

                    GUIDELINES FOR CERTIFICATION OF TAXPAYER
                                 IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYER -- Social Security numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payer.

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                                    GIVE THE SOCIAL
                                    SECURITY
FOR THIS TYPE OF ACCOUNT:           NUMBER OF--
  ------------------------------------------------------
1.         An individual's account  The individual
2.         Two or more individuals  The actual owner of the
           (joint account)          account or, if combined
                                    funds, any one of the
                                    individuals (1)
3.         Husband and wife (joint  The actual owner of the
           account)                 account or, if joint
                                    funds, either person
                                    (1)
4.         Custodian account of a   The minor (2)
           minor (Uniform Gift to
           Minors Act)
5.         Adult and minor (joint   The adult or, if the
           account)                 minor is the only
                                    contributor, the minor
                                    (1)
6.         Account in name of       The ward, minor or
           guardian or committee    incompetent person (3)
           for a designated ward,
           minor or incompetent
           person
7.         a. The usual revocable   The grantor-trustee (1)
           savings trust account
           (grantor is also
           trustee)
           b. So-called trust       The actual owner (1)
           account that is not a
           legal or valid trust
           under state law
8.         Sole proprietorship      The owner (4)
           account


  ------------------------------------------------------
                                    GIVE THE EMPLOYER
                                    IDENTIFICATION NUMBER
FOR THIS TYPE OF ACCOUNT:           OF--
  ------------------------------------------------------
9.         A valid trust, estate    The legal entity. (Do
           or pension trust         not furnish the
                                    identification number
                                    of the personal
                                    representative or
                                    trustee unless the
                                    legal entity itself is
                                    not designated int he
                                    account title. (5)
10.        Corporate account        The corporation
11.        Religious, charitable,   The organization
           or educational
           organization account
12.        Partnership account      The partnership
13.        Association, club or     The organization
           other tax-exempt
           organization
14.        A broker or registered   The broker or nominee
           nominee
15.        Account with the         The public entity
           Department of
           Agriculture in the name
           of a public entity
           (such as a State or
           local government,
           school district or
           prison) that receives
           agricultural program
           payments

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(1) List first and circle the name of the person whose number you furnish.

(2) Circle the minor's name and furnish the minor's Social Security number.

(3) Circle the ward's, minor's or incompetent person's name and furnish such person's Social Security number.

(4) Show the name of the owner.

(5) List first and circle the name of the legal trust, estate or pension trust.

NOTE: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.
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            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9
                                     PAGE 2

OBTAINING A NUMBER

If you do not have a taxpayer identification number or you do not know your number, obtain Form SS-5, Application for a Social Security Number Card, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number.

PAYEES EXEMPT FROM BACKUP WITHHOLDING

Payees specifically exempted from backup withholding on ALL payments include the following:

    - A corporation.

    - A financial institution.

    - An organization exempt from tax under section
      501(a) of the Internal Revenue Code of 1986, as amended (the Code), or an individual retirement plan.

    - The United States or any agency or instrumentality thereof.

    - A State, the District of Columbia, a possession of the United States or any subdivision or instrumentality thereof.

    - A foreign government, a political subdivision of a foreign government or any agency or instrumentality thereof.

    - An international organization or any agency or instrumentality thereof.

    - A registered dealer in securities or commodities registered in the United States or a possession of the United States.

    - A real estate investment trust.

    - A common trust fund operated by a bank under section
      584(a) of the Code.

    - An exempt charitable remainder trust or a nonexempt trust described in section 4947(a)(1) of the Code.

    - An entity registered at all times under the Investment
      Company Act of 1940, as amended.

    - A foreign central bank of issue.

Payments of dividends and patronage dividends not generally subject to backup withholding include the following:

    - Payments to nonresident aliens subject to withholding under section 1441 of the Code.

    - Payments to partnerships not engaged in a trade or business in the United States and which have at least one nonresident partner.

    - Payments of patronage dividends where the amount received is not paid in money.

    - Payments made by certain foreign organizations.

    - Payments made to a nominee.

Payments of interest not generally subject to backup withholding include the following:

    - Payments of interest on obligations issued by individuals. Note: You may be subject to backup withholding if this interest is
      $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payer.

    - Payments of tax-exempt interest (including exempt-interest dividends under section 852 of the Code).

    - Payments described in section 6049(b)(5) of the Code to non-resident aliens.

    - Payments on tax-free covenant bonds under section
      1451 of the Code.

    - Payments made by certain foreign organizations.

    - Payments made to a nominee.

EXEMPT PAYEES DESCRIBED ABOVE MUST STILL COMPLETE THE SUBSTITUTE FORM W-9 ENCLOSED HEREWITH TO AVOID POSSIBLE ERRONEOUS BACKUP WITHHOLDING. FILE SUBSTITUTE FORM W-9 WITH THE PAYER, REMEMBERING TO CERTIFY YOUR TAXPAYER IDENTIFICATION NUMBER ON PART III OF THE FORM, WRITE EXEMPT ON THE FACE OF THE FORM AND SIGN AND DATE THE FORM AND RETURN IT TO THE PAYER.

Payments that are not subject to information reporting are also not subject to backup withholding. For details, see sections 6041, 6041A(a), 6042, 6044, 6045, 6049, 6050A and 6050N of the Code and their regulations.

PRIVACY ACT NOTICE. -- Section 6109 of the Code requires most recipients of dividends interest or other payments to give taxpayer identification numbers to payers who must report the payments to the IRS. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. Payers must be given the numbers whether or not recipients are required to file a tax return. Payers must generally withhold 31% of taxable interest, dividends and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

PENALTIES

(1) PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER. -- If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING. -- If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(3) CRIMINAL PENALTY FOR FALSIFYING INFORMATION. -- Falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.